Graphic Packaging Holding Company Reports Third Quarter 2022 Results

Q3 2022 Highlights

•Net Sales were $2,451 million versus $1,782 million in the prior year quarter.
•Net Organic Sales increased 5% in the quarter and 4% year-to-date driven by global demand for sustainable, innovative fiber-based consumer packaging solutions.
•Net Income was $193 million versus $73 million in the prior year quarter.
•Adjusted EBITDA was $441 million versus $284 million in the prior year quarter; positively impacted by $172 million in favorable price-cost relationship and $61 million in volume/mix.
•Earnings per Diluted Share were $0.62 versus $0.24 in the prior year quarter.
•Adjusted Earnings per Diluted Share (excluding amortization related to purchased intangibles) were $0.67 versus $0.38 in the prior year quarter.
•Global liquidity was $1.4 billion at quarter end.
•Repurchased $15 million of common stock during the quarter; returned $38 million in total to stockholders in share repurchases and dividends.
•Board of Directors voted to increase the quarterly dividend 33% to $0.10 per share of common stock effective with the first dividend distribution in 2023.
•In October, published 2021 environmental, social and governance (ESG) report reaffirming organization-wide focus on continuous improvement and highlighting the milestones achieved during the year advancing the Company’s Vision 2025 ESG goals.

ATLANTA, GA, Oct 25, 2022. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of sustainable, fiber-based consumer packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for third quarter 2022 of $193 million, or $0.62 per share, based upon 310 million weighted average diluted shares. This compares to third quarter 2021 Net Income of $73 million, or $0.24 per share, based upon 309 million weighted average diluted shares.
The third quarters of 2022 and 2021 were impacted by a net negative $14 million and $44 million of special charges, respectively, including adjustments for amortization related to purchased intangible assets, and the third quarter of 2022 was impacted by a tax benefit of $9 million related to unrealized foreign exchange expense on intercompany loans. The charges are detailed in the Reconciliation of Non-GAAP Financial Measures table attached. When adjusting for charges, Adjusted Net Income for the third quarter of 2022 was $207 million, or $0.67 per diluted share. This compares to third quarter 2021 Adjusted Net Income of $117 million, or $0.38 per diluted share.

Michael Doss, the Company’s President and CEO said, “Strong organic sales growth of 5% accelerated during the third quarter fueled by our innovation pipeline and demand for more sustainable, fiber-based packaging solutions. We are excited to be partnering with new and existing customers globally as they package more consumer goods in recyclable, fiber-based solutions. We are uniquely positioned to service increased demand for recycled content in paperboard packaging as our state-of-the-art coated recycled board machine in Kalamazoo, Michigan continues to ramp-up production. During the quarter, Foodservice sales improved 29% year over year, while Food, Beverage and Consumer sales grew 20% before acquisitions. Backlogs across all substrates remain strong at 8 plus weeks, reflecting a healthy demand environment.”
Doss continued, “Strategic investments and operational execution by our teams have allowed us to continue to meet greater demand for fiber-based consumer packaging. Our low-cost production platform positions us to capture profitable growth and earn solid returns for stakeholders. We announced an increase to our dividend payout during the quarter and today are raising Adjusted EBITDA at the midpoint of our guidance to $1.6 billion. We remain focused on leading with innovation and service through an optimized global footprint while delivering on our multi-year growth and return goals to benefit all stakeholders.”

Operating Results
Net Sales

Net Sales increased 38% to $2,451 million in the third quarter of 2022, compared to $1,782 million in the prior year period. The $669 million increase was driven by $334 million of pricing and $380 million of improved volume/mix, partially offset by $45 million of unfavorable foreign exchange.

EBITDA
EBITDA for the third quarter of 2022 was $432 million, compared to $246 million in the prior year period. After adjusting both periods for special charges, Adjusted EBITDA was $441 million in the third quarter of 2022 versus $284 million in the third quarter of 2021. When comparing against the prior year quarter, Adjusted EBITDA in the third quarter of 2022 was positively impacted by $334 million in favorable pricing and $61 million of volume/mix. Adjusted EBITDA was unfavorably impacted by $162 million of commodity input cost inflation, $28 million of labor, benefits and other inflation, $27 million of net performance and $21 million of foreign exchange.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) decreased $304 million during the third quarter of 2022 to $5,527 million compared to the second quarter of 2022. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) decreased $278 million during the third quarter of 2022 to $5,445 million compared to the second quarter of 2022. The Company returned $23 million in capital to stockholders in the third quarter of 2022 in dividends and $15 million in share repurchases. The Company's third quarter 2022 Net Leverage Ratio was 3.70 times Adjusted EBITDA compared to 4.36 times at the end of second quarter 2022.
At September 30, 2022, the Company had available liquidity of $1,418 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $53 million in the third quarter of 2022 as compared to $29 million reported in the third quarter of 2021. Capital expenditures for the third quarter of 2022 were $84 million, down compared to $242 million in the third quarter of 2021. Third quarter 2022 Income Tax Expense was $49 million, up compared to $20 million in the third quarter of 2021.

Please note that a tabular reconciliation of Net Organic Sales, Net Organic Sales Growth, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.
Earnings Call

The Company will host a conference call at 10:00 a.m. EST today (October 25, 2022) to discuss the results of third quarter 2022. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by referencing conference ID 153841 and dialing:
844-200-6205 from the United States,
833-950-0062 from Canada, and
929-526-1599 from outside the United States and Canada.

Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to guidance regarding 2022 Net Sales and Adjusted EBITDA at year-end constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on the Company's operations and business, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company's ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company's debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company's future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of sustainable fiber-based packaging solutions to the world’s most widely-recognized food, beverage, foodservice and other consumer products companies and brands. The Company operates on a global basis, is one of the largest producers of folding cartons and fiber-based foodservice products in the United States and Europe, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. Additional information about Graphic Packaging, its business and its products is available at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2022	2021	2022	2021
Net Sales	$2,451	$1,782	$7,054	$5,168
Cost of Sales	1,940	1,502	5,715	4,384
Selling, General and Administrative	203	128	569	379
Other Expense (Income), Net	6	(2)	6	2
Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	9	33	126	79
Income from Operations	293	121	638	324
Nonoperating Pension and Postretirement Benefit Income	2	1	5	4
Interest Expense, Net	(53)	(29)	(143)	(88)
Income before Income Taxes and Equity Income of Unconsolidated Entity	242	93	500	240
Income Tax Expense	(49)	(20)	(134)	(64)
Income before Equity Income of Unconsolidated Entity	193	73	366	176
Equity Income of Unconsolidated Entity	—	—	—	1
Net Income	193	73	366	177
Net Income Attributable to Noncontrolling Interest	—	—	—	(12)
Net Income Attributable to Graphic Packaging Holding Company	$193	$73	$366	$165

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.63	$0.24	$1.18	$0.56
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.62	$0.24	$1.18	$0.56

Weighted Average Number of Shares Outstanding - Basic	308.8	308.3	308.9	293.2
Weighted Average Number of Shares Outstanding - Diluted	309.6	309.0	309.7	294.0

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	September 30, 2022	December 31, 2021

ASSETS

Current Assets:
Cash and Cash Equivalents	$82	$172
Receivables, Net	888	859
Inventories, Net	1,564	1,387
Other Current Assets	108	84
Total Current Assets	2,642	2,502
Property, Plant and Equipment, Net	4,509	4,677
Goodwill	1,942	2,015
Intangible Assets, Net	738	868
Other Assets	351	395
Total Assets	$10,182	$10,457

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$300	$279
Accounts Payable	999	1,125
Other Accrued Liabilities	733	645
Total Current Liabilities	2,032	2,049
Long-Term Debt	5,195	5,515
Deferred Income Tax Liabilities	635	579
Other Noncurrent Liabilities	362	421

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 307,380,403 and 307,103,551 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	3	3
Capital in Excess of Par Value	2,046	2,046
Retained Earnings	346	66
Accumulated Other Comprehensive Loss	(439)	(224)
Total Graphic Packaging Holding Company Shareholders' Equity	1,956	1,891
Noncontrolling Interest	2	2
Total Equity	1,958	1,893
Total Liabilities and Shareholders' Equity	$10,182	$10,457

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
In millions	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$366	$177
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	415	356
Deferred Income Taxes	67	45
Amount of Postretirement Expense (Less) Greater Than Funding	(17)	(23)
Impairment Charges related to Divestiture	93	—
Other, Net	43	79
Changes in Operating Assets and Liabilities	(347)	(175)
Net Cash Provided by Operating Activities	620	459

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(429)	(566)
Packaging Machinery Spending	(16)	(22)
Acquisition of Businesses, Net of Cash Acquired	—	(292)
Beneficial Interest on Sold Receivables	83	97
Beneficial Interest Obtained in Exchange for Proceeds	(2)	(6)
Other, Net	(3)	(3)
Net Cash Used in Investing Activities	(367)	(792)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(22)	—
Proceeds from Issuance of Debt	—	1,586
Retirement of Long-Term Debt	—	(1,226)
Payments on Debt	(10)	(13)
Borrowings under Revolving Credit Facilities	3,166	2,876
Payments on Revolving Credit Facilities	(3,387)	(2,700)
Redemption of Noncontrolling Interest	—	(150)
IP Tax Receivable Agreement Payment	—	(43)
Repurchase of Common Stock related to Share-Based Payments	(18)	(15)
Debt Issuance Costs	—	(16)
Dividends and Distributions Paid to GPIP Partner	(69)	(71)
Other, Net	9	(5)
Net Cash (Used In) Provided by Financing Activities	(331)	223
Effect of Exchange Rate Changes on Cash	(11)	(2)
Net Decrease in Cash and Cash Equivalents	(89)	(112)
Cash and Cash Equivalents at Beginning of Period	172	179
CASH AND CASH EQUIVALENTS AT END OF PERIOD (includes $1 million classified as held for sale as of September 30, 2022)	$83	$67

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, Total Net Debt and Net Organic Sales Growth. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Net Organic Sales Growth are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2022	2021	2022	2021
Net Income Attributable to Graphic Packaging Holding Company	$193	$73	$366	$165
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	—	—	—	12
Income Tax Expense	49	20	134	64
Equity Income of Unconsolidated Entity	—	—	—	(1)
Interest Expense, Net	53	29	143	88
Depreciation and Amortization	137	124	418	360
EBITDA	$432	$246	$1,061	$688
Charges Associated with Business Combinations, Shutdown and Other Special Charges (a)	9	38	126	84
Adjusted EBITDA	$441	$284	$1,187	$772

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	18.0%	15.9%	16.8%	14.9%

Net Income Attributable to Graphic Packaging Holding Company	$193	$73	$366	$165
Charges Associated with Business Combinations, Shutdown and Other Special Charges (a)	9	38	126	84
Accelerated Depreciation Related to Shutdown	—	4	7	14
Tax Impact of Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation and Other Tax Items	(12)	(10)	(9)	(15)
Noncontrolling Interest, Net of Tax	—	—	—	(2)
Amortization Related to Purchased Intangible Assets, Net of Tax	17	12	51	34
Adjusted Net Income Attributable to Graphic Packaging Holding Company (b)	$207	$117	$541	$280

Adjusted Earnings Per Share - Basic (b)	$0.67	$0.38	$1.75	$0.95
Adjusted Earnings Per Share - Diluted (b)	$0.67	$0.38	$1.75	$0.95

(a) For the three and nine months ended September 30, 2021, $5 million was recorded in Costs of Sales for inventory valuation adjustments related to business combinations.
(b) Excludes amortization related to purchased intangibles.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	September 30,	September 30,	December 31,
In millions	2022	2021	2021
Net Income	$405	$229	$204
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	—	25	12
Income Tax Expense	144	85	74
Equity Income of Unconsolidated Entity	—	(2)	(1)
Interest Expense, Net	178	121	123
Depreciation and Amortization	552	480	494
EBITDA	1,279	938	906
Charges Associated with Business Combinations, Shutdown and Other Special Charges	192	98	150
Pension Plan Settlement Charge	—	1	—
Adjusted EBITDA	$1,471	$1,037	$1,056

	September 30,	September 30,	December 31,
Calculation of Net Debt:	2022	2021	2021
Short-Term Debt and Current Portion of Long-Term Debt	$300	$22	$279
Long-Term Debt (a)	5,227	4,160	5,552
Less:
Cash and Cash Equivalents	(82)	(67)	(172)
Total Net Debt	$5,445	$4,115	$5,659

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.70	3.97	5.36
(a) Excludes unamortized deferred debt issue costs.

	Nine Months Ended
	September 30,
In millions	2022	2021
Net Cash Provided by Operating Activities	$620	$459
Net Cash Receipts from Receivables Sold included in Investing Activities	81	91
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	36	64
Adjusted Net Cash Provided by Operating Activities	$737	$614
Capital Spending	(445)	(588)
Adjusted Cash Flow	$292	$26

Calculation of Net Organic Sales Growth:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions	2022	2021	2022	2021
Net Sales	$2,451	$1,782	$7,054	$5,168
Open Market Paperboard Sales (Paperboard Mills Segment)	(345)	(251)	(933)	(732)
Impact of Purchased Sales from Acquisitions (a)	—	236	—	841
Impact of Pricing (b)	(293)	—	(726)	—
Impact of Foreign Exchange	45	—	92	—
Net Organic Sales	$1,858	$1,767	$5,487	$5,277
Net Organic Sales Growth	5.1%		4.0%
(a) Purchased Sales from Acquisitions represents the prior year sales from acquired companies adjusted for current year currency impact.
(b) Represents pricing from converting sales, including price recovery from acquisitions.